Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196760) and Form S-8 (No. 333-199752, 333-208126) of MICRONET ENERTEC TECHNOLOGIES, INC. (the "Company") of our report dated April 14, 2016, relating to the consolidated financial statements of the Company included in this annual report on Form 10-K for the fiscal year ended December 31, 2015.

Tel Aviv, Israel April 14, 2016	/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm